UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-9410	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 30, 2014, Provectus Biopharmaceuticals, Inc., a Delaware corporation (“Provectus” or the “Company”), entered into a Controlled Equity OfferingSM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor”), under which the Company may issue and sell shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Shares”) from time to time through Cantor, acting as sales agent.

Upon delivery of a placement notice and subject to the terms and conditions of the Agreement, Cantor may sell the Shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on any existing trading market for the Common Stock or to or through a market maker. In addition, Cantor may sell the Shares by any other method permitted by law, including in privately negotiated transactions. Subject to the terms and conditions of the Agreement, Cantor will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations thereunder and the rules of any market on which the Shares may be listed, to sell the Shares from time to time, based upon the Company’s instructions.

The Company is not obligated to, and the Company cannot provide any assurances that it will, make any sales of the Shares under the Agreement. The Agreement will terminate upon the earlier of (i) the sale of all of the Shares under the Agreement, or (ii) the termination of the Agreement as permitted therein. The Agreement may be terminated by Cantor or the Company at any time upon 10 days written notice to the other party, or by Cantor at any time in certain circumstances, including the occurrence of a material adverse change in the Company.

The Company will pay Cantor a commission of 3.0% of the gross sales price per Share sold and has agreed to provide Cantor with customary indemnification and contribution rights. The Company has also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000.

On January 23, 2014, the Company filed an application to list shares of its Common Stock on the NYSE MKT. There can be no assurance, however, that the application will be accepted.

The Agreement is filed as Exhibit 10.1 to this report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this report.

The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-182476), which was declared effective by the Securities and Exchange Commission (“SEC”) on July 20, 2012, the base prospectus filed as part of such Registration Statement and the prospectus supplement dated April 30, 2014, filed by the Company with the SEC. This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

***

Provectus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the ability to sell Shares and raise additional funds pursuant to the Agreement. The inclusion of forward-looking statements should not be regarded as a representation by Provectus that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Agreement, as well as risks and uncertainties inherent in Provectus’s business, including those described in the Company’s periodic filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Provectus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2014

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Name: Title:	Peter R. Culpepper Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

10.1	Controlled Equity OfferingSM Sales Agreement, dated April 30, 2014, by and between Provectus Biopharmaceuticals, Inc. and Cantor Fitzgerald & Co.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)

4